================================================================================


                             AMENDED AND RESTATED

                      ISSUING AND PAYING AGENCY AGREEMENT


                                    between

                            BANK OF AMERICA, N.A.,
                                   as Issuer

                                      and

                            BANKERS TRUST COMPANY,
                         as Issuing and Paying Agent,



                          Dated as of August 1, 2000


                          ___________________________


                       SHORT-TERM AND MEDIUM-TERM NOTES


                     Due 7 Days or More From Date of Issue


================================================================================

                               Table of Contents

                                                                                                                         Page
SECTION 1.     Definitions...............................................................................................   3
               -----------
SECTION 2.     Appointment of Agents.....................................................................................   9
               ---------------------
     (a)       Issuing and Paying Agent..................................................................................   9
               ------------------------
     (b)       Selling Agents............................................................................................   9
               --------------
     (c)       Registrar.................................................................................................  10
               ---------
     (d)       Transfer Agents...........................................................................................  10
               ---------------
     (e)       Calculation Agents........................................................................................  10
               ------------------
SECTION 3.     The Notes.................................................................................................  11
               ---------
     (a)       Note Form; Signature......................................................................................  11
               --------------------
     (b)       Denominations.............................................................................................  14
               -------------
     (c)       Completion of Notes.......................................................................................  14
               -------------------
     (d)       Date......................................................................................................  14
               ----
     (e)       Certificate of Authentication.............................................................................  14
               -----------------------------
     (f)       Original Issue Discount Notes.............................................................................  14
               -----------------------------
     (g)       Custody of Notes..........................................................................................  14
               ----------------
     (h)       Certificated Notes........................................................................................  14
               ------------------
SECTION 4.     Authorized Representatives................................................................................  15
               --------------------------
SECTION 5.     Completion, Authentication and Delivery of Notes..........................................................  15
               ------------------------------------------------
SECTION 6.     Procedure Upon Sale of the Notes..........................................................................  18
               --------------------------------
SECTION 7.     Payment of Interest; Actions on Days Other than Business Days; Payment of
               -------------------------------------------------------------------------
               Other Amounts.............................................................................................  18
               -------------
SECTION 8.     Payment of Principal......................................................................................  20
               --------------------
SECTION 9.     Designation of Accounts to Receive Payment................................................................  20
               ------------------------------------------
SECTION 10.    Information Regarding Amounts Due.........................................................................  20
               ---------------------------------
SECTION 11.    Specified Currency Notes..................................................................................  20
               ------------------------
SECTION 12.    Deposit of Funds..........................................................................................  21
               ----------------
SECTION 13.    Optional Redemption.......................................................................................  21
               -------------------
     (a)       Optional Redemption.......................................................................................  21
               -------------------
     (b)       Optional Repayment........................................................................................  21
               ------------------
     (c)       Optional Extension of Maturity............................................................................  22
               ------------------------------
     (d)       Optional Renewal..........................................................................................  23
               ----------------
SECTION 14.    Events of Default.........................................................................................  24
               -----------------
SECTION 15.    Registration; Transfer....................................................................................  25
               ----------------------
SECTION 16.    Persons Deemed Owners.....................................................................................  26
               ---------------------
SECTION 17.    Mutilated, Lost, Stolen or Destroyed Notes................................................................  26
               ------------------------------------------
SECTION 18.    Return of Unclaimed Funds.................................................................................  26
               -------------------------
SECTION 19.    Amendment or Supplement...................................................................................  27
               -----------------------
SECTION 20.    Resignation or Removal of Agents; Appointment of Successors to Agents.....................................  28
               ---------------------------------------------------------------------

     (a)       Resignation or Removal of Agent...........................................................................  28
               -------------------------------
     (b)       Appointment of Successor to Agent.........................................................................  28
               ---------------------------------
     (c)       Successor of Agent........................................................................................  29
               ------------------
     (d)       Merger, Etc. of Agent.....................................................................................  29
               ---------------------
     (e)       Change in Duties of an Agent..............................................................................  29
               ----------------------------
     (f)       Additional Agents.........................................................................................  29
               -----------------
SECTION 21.    Reliance on Instructions..................................................................................  30
               ------------------------
SECTION 22.    Cancellation of Unissued Notes............................................................................  30
               ------------------------------
SECTION 23.    Representation and Warranties of the Issuer; Instructions by Certificate..................................  30
               ------------------------------------------------------------------------
SECTION 24.    Fees......................................................................................................  30
               ----
SECTION 25.    Notices...................................................................................................  31
               -------
SECTION 26.    Information Furnished by the Issuing and Paying Agent.....................................................  32
               -----------------------------------------------------
SECTION 27.    Liability.................................................................................................  32
               ---------
SECTION 28.    Additional Responsibilities; Attorneys Fees...............................................................  32
               -------------------------------------------
SECTION 29.    Transfer of Notes and Moneys..............................................................................  33
               ----------------------------
SECTION 30.    Indemnity.................................................................................................  34
               ---------
SECTION 31.    Limitation of Liability; Reliance on Opinions and Certificates............................................  34
               --------------------------------------------------------------
SECTION 32.    Benefit of Agreement......................................................................................  35
               --------------------
SECTION 33.    Governing Law.............................................................................................  35
               -------------
SECTION 34.    Headings and Table of Contents............................................................................  35
               ------------------------------
SECTION 35.    Counterparts..............................................................................................  35
               ------------
SECTION 36.    Termination of Prior Issuing and Paying Agent Agreements..................................................  35
               --------------------------------------------------------
EXHIBIT A      Forms of DTC Letters of Representations...................................................................  37
---------
EXHIBIT B      Administrative Procedures.................................................................................  38
---------
EXHIBIT C      Form of Face of Fixed Rate Note...........................................................................  39
EXHIBIT D      Form of Face of Floating Rate Note........................................................................  40
---------
EXHIBIT E      Form of Face of Indexed Note..............................................................................  41
---------
EXHIBIT F      Form of Legend for Original Issue Discount Notes..........................................................  42
---------
EXHIBIT G      Bank of America, N.A. Authorized Representatives..........................................................  43
---------                            --------------------------
EXHIBIT H      See Tab 19 Form of Issuing and Paying Agent's Officer's Certificate
---------
               Referencing Authorized Representatives....................................................................  44
                           --------------------------

                             BANK OF AMERICA, N.A.

                       SHORT-TERM AND MEDIUM-TERM NOTES
                             AMENDED AND RESTATED
                      ISSUING AND PAYING AGENCY AGREEMENT
                      -----------------------------------

     AMENDED AND RESTATED ISSUING AND PAYING AGENCY AGREEMENT dated as of August 1, 2000 between BANK OF AMERICA, N.A., a national banking association organized under the laws of the United States, as Issuer and as successor to NationsBank, N.A., and BANKERS TRUST COMPANY, a New York banking corporation, as Issuing and Paying Agent, amending and restating that certain Issuing and Paying Agency Agreement dated as of May 19, 1998, between NationsBank, N.A., and Bankers Trust Company as amended by an Amended and Restated Issuing and Paying Agency Agreement dated as of July 30, 1999 between Bank of America, N.A. and Bankers Trust Company and as further amended by Amendment To Short-Term and Medium-Term Notes Amended and Restated Issuing and Paying Agency Agreement dated as of May 24, 2000 between Bank of America, N.A. and Bankers Trust Company.

     SECTION 1.  Definitions.  Except as otherwise expressly provided herein or
                 -----------
in the applicable Note or unless the context otherwise requires: (1) the words and phrases with initial capitals used herein have the meanings specified in this Section; and (2) the words "herein," "hereof" and "hereunder" and other words of similar impact refer to this Issuing and Paying Agency Agreement as a whole and not to any particular section or other subdivision. Capitalized terms used herein but not otherwise defined herein shall have the same meaning and intention specified therefor in the applicable Note.

     Additional Responsibilities - Has the meaning given such term in Section
28.

     Administrative Procedures - The Administrative Procedures applicable to the Notes, as set forth in Exhibit B hereto.

     Agent or Agents - Any of the Issuing and Paying Agent, any paying agent or the Registrar, as the context indicates.

     Agreement - This Issuing and Paying Agency Agreement, including the exhibits hereto, as amended or supplemented from time to time.

     Amortizing Note - Any Note the terms of which provide for the payment of Principal thereof and interest thereon on each Interest Payment Date and the Stated Maturity thereof.

     Authorized Denomination - Has the meaning given such term in Section 3 (b)

     Authorized Representative - With respect to the Issuer, any duly authorized representative of the Issuer as set forth in Exhibit G hereto, and any other representative of the Issuer as to which the Issuer may hereafter certify in writing to the Issuing and Paying Agent.

     Business Day - Unless otherwise specified in a Pricing Supplement relating to a particular Note, with respect to any Note issued by the Issuer, any day that is not a Saturday or Sunday and that is not a day on which banking institutions in The City of New York, New York or Charlotte, North Carolina (or, if the Issuing and Paying Agent is other than Bankers Trust Company, the city in which such successor Issuing and Paying Agent's principal office is located) are generally authorized or obligated by law to close. With respect to LIBOR Notes (as described herein), "Business Day" means London Business Day. If a particular
Note is denominated in or indexed to a Specified Currency other than U.S. dollars, "Business Day" means any day that is not a Saturday or Sunday and that is not a day on which banking institutions in The City of New York or Charlotte, North Carolina and the principal financial center of the country issuing the Specified Currency are generally authorized or obligated by law or regulation to close and is a day on which banking institutions in such principal financial center are carrying out transactions in such Specified Currency and, if such
Note is denominated in euros, is a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

     Calculation Agent - With respect to Notes issued by the Issuer, such person appointed by the Issuer to calculate the interest rates applicable to Floating Rate Notes or certain other Notes, and for certain related matters, as more fully described in Section 2 (e).

     Certificate of Authentication - Has the meaning given such term in Section 3 (e).

     Certificated Notes - Any Notes issued in fully registered, certificated form.

     Components - Has the meaning given such term in Section 11(d).

     Depositary - With respect to Notes issued in the form of one or more Global Notes, the Person designated as Depositary by the Issuer thereof pursuant hereto, which Depositary at all times shall be a trust company validly existing and in good standing (at the time of its appointment) under the laws of the United States or any state thereof and shall be a clearing agency duly registered under the Securities Exchange Act.

     Distribution Agreement - The Amended and Restated Distribution Agreement, dated as of August 1, 2000, among the Issuer, Banc of America Securities LLC, Credit Suisse First Boston Corporation, Lehman Brothers Inc. (including its affiliate Lehman Commercial Paper Inc.), Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc., as amended and supplemented from time to time.

     DTC - The Depository Trust Company or its successors and assigns.

     Event of Default - Has the meaning given such term in Section 14.

     Extension Notice - The notice to be provided to Holders of Notes the Stated Maturity of which is extended by the Issuer as provided in Section 13(c) hereof.

     Extension Period(s) - The period or periods, by which the Issuer may extend the Stated Maturity of Notes which provide for such extension, as described more fully in Section 13(c) hereof.

     Final Maturity Date - The latest date designated on the face of a Note which provides for the maturity thereof.

     Fixed Rate Notes - Any Notes bearing interest at fixed rates and substantially in the form of Exhibit C hereto.

     Floating Rate Notes - Any Notes bearing interest at a variable rate or rates determined by reference to an interest rate formula, which may be adjusted by adding or subtracting a number of basis points or "spread" specified by the Issuer on the related Floating Rate Note as being applicable to such Floating Rate Note and/or by multiplying a percentage or "spread multiplier" specified by the Issuer thereof on the related Floating Rate Note as being applicable to such Floating Rate Note and substantially in the form of Exhibit D.

     Global Note - A Note, in the form provided by Section 3(a), issued to the Depositary or its nominee, and registered in the Register in the name of the Depositary or its nominee.

     Holder - Means the person in whose name a Note is registered in the Register.

     Indexed Notes- Any Notes pursuant to which the amount of principal, premium, if any, or interest payable is to be determined with reference to one or more specified commodities, loans, stocks, debt obligations or other securities, or credit events, or any combination or basket of the foregoing, or the exchange rate of one or more specified currencies (including composite currencies), or another index, formula or other method and substantially in the form of Exhibit E.

     Initial Maturity Date - Has the meaning given such term in Section 13(d).

     Initial Redemption Date - With respect to a Note that is subject to an Optional Redemption, the date specified as the Initial Redemption Date on such Note and after which, but prior to the Stated Maturity, an Optional Redemption of such Note may occur as specified in such Note.

     Initial Renewal Date - Has the meaning given such term in Section 13(d).

     Interest Payment Date - A date for payment of interest on a Note, as provided in the Note.

     Issuer - Bank of America, N.A., a national banking association, and its successors and assigns is referred to herein as the "Issuer".

     Issuing and Paying Agent - Bankers Trust Company, or any successor Issuing and Paying Agent appointed in accordance with this Agreement under Section 20 that has accepted such appointment hereunder.

     Letters of Representations - The letters from the Issuing and Paying Agent and Bank, as appropriate, to be furnished to DTC in accordance with Section 2(a) hereof, substantially in the forms set forth in Exhibit A hereto.

     London Business Day - Any day on which dealings in deposits in U.S. dollars are transacted in the London inter-bank market.

     New Maturity Date - Has the meaning given such term in Section 13(d).

     Note or Notes - Any of the Issuer's Short-Term Notes or Medium-Term Notes issued, authenticated and delivered under this Agreement.

     Offering Circular - The Offering Circular of the Issuer relating to the Notes dated August 1, 2000 as the same may be amended or supplemented from time to time.

     Officer's Certificate - With respect to the Issuer, a certificate (i) signed by the Chairman of the Board, the President, or any Executive Vice President or Senior Vice President of the Issuer or such other persons as the Issuer designates in an Officer's Certificate signed by the President or any Vice President, and (ii) delivered to the Issuing and Paying Agent.

     Optional Redemption - A redemption of a Note on or after the date designated on such Note as the Initial Redemption Date at the option of the Issuer as set forth in such Note at a Redemption Price as set forth in such Note.

     Original Issue Date - As to any Note, the date on which such Note was issued and the purchase price therefore was paid by the related Holder, except that with respect to a Reopened Note, the Original Issue Date for all portions of such Note shall be the date on which the first portion of such Note was issued and the purchase price therefore was paid by the related Holder.

     Original Issue Discount Note - Any Note issued at an issue price representing more than a de minimis discount from the principal amount payable at its Stated Maturity for federal income tax purposes.

     Original Stated Maturity - Has the meaning given such term in Section
13(c).

     Outstanding - For purposes of the provisions of this Agreement and the Notes, any Note authenticated and delivered pursuant to this Agreement shall, as of any date of determination, be deemed to be "Outstanding," except: (i) Notes theretofore canceled or delivered to the Issuing and Paying Agent for cancellation; (ii) Notes that have become due and payable on their Principal Payment Date and with respect to which monies sufficient to pay the Principal or Redemption Price thereof, as the case may be, and interest thereon shall have been made available to the Issuing and Paying Agent; or (iii) Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered pursuant to this Agreement.

     Payment Date - A date for payment of Principal of and interest on an Amortizing Note as provided in the Note.

     Person - Any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof.

     Predecessor Notes - With respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 17 or the terms of a Note in lieu of or in exchange for a mutilated, lost, destroyed, or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note, and any Note issued upon registration of transfer of or in exchange for any other Note shall be deemed to evidence all or a portion of the same debt evidenced by such other Note.

     Prepayment Option Dates - If specified on the applicable Note, a date or dates for prepayment of a Note prior to the Stated Maturity thereof at the option of the Holder.

     Prepayment Option Price - The amount prepayable to a Holder on a Prepayment Option Date together with any accrued interest to the Prepayment Option Date, as and if specified above on the applicable Note.

     Pricing Supplement - A supplement to the Offering Circular for a particular Note or Notes.

     Principal - The amount of a Note due and payable on the Stated Maturity therefor or, in the case of an Amortizing Note, the "Amortized Face Amount" (as specified in the Note).

     Principal Office - Subject to the right of each to change its office, by advance written notice to the Issuer, such term means, (1) for the Issuing and Paying Agent, its principal corporate trust office at Four Albany Street, 4th floor, New York, New York 10006, Attention: Corporate Trust and Agency Group; and (2) for any successor or additional Agents, their offices specified in writing to the Issuer and the Issuing and Paying Agent.

     Principal Payment Date - The date provided on the face of the Note on which the Principal, or Redemption Price of the Note, as the case may be, becomes due and payable.

     Redemption Price - With respect to any Note subject to an Optional Redemption, the amount specified in such Note as payable, when such Note is redeemed on or after the Initial Redemption Date, pursuant to the related Note.

     Reference Asset Payable Notes - An Indexed Note which may provide for interest payments, payments at maturity or other payments by delivery of the stocks, loans or other instruments reference to which is made in determining the amount of principal, premium, if any, or interest payable on such Note.

     Register - The register for the registration and transfer of the Notes maintained by the Issuing and Paying Agent pursuant to Section 15 hereof.

     Registrar - Bankers Trust Company, or any successor or successors as Registrar, appointed in accordance with Section 20 hereof, who shall perform the duties provided under Section 2(c) hereof.

     Regular Record Date - With respect to any Note, unless otherwise specified in such Note, the Regular Record Date with respect to any Interest Payment Date or Payment Date shall be the date that is the fifteenth calendar day (whether or not a Business Day) prior to the applicable Interest Payment Date or Payment Date, as the case may be.

     Renewable Note - A Note the maturity of which may be renewed at the option of the Holder in accordance with the terms thereof.

     Renewal Date - Has the meaning given such term in Section 13 (d).

     Reopened Note - A Note which is reopened after the date on which such Note was issued and the purchase price therefore was paid, through the subsequent issuance of additional principal amount of such Note having the same CUSIP number and all other terms of the Note originally issued.

     Securities Exchange Act - The Securities Exchange Act of 1934, as amended.

     Selling Agent - Any party, other than the Issuer, to the Distribution Agreement, including any party added to such agreement after its initial date of execution. The initial Selling Agents are: Banc of America Securities LLC, Credit Suisse First Boston Corporation, Lehman Brothers Inc. (including its affiliate, Lehman Commercial Paper Inc.), Merrill Lynch & Co., Merrill, Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co., Incorporated and Salomon Smith Barney Inc.

     Special Election Interval - A period during which, if so specified on the applicable Renewable Note, on the Interest Payment Date occurring in the last month of each such Special Election Interval after an Initial Renewal Date, the term of the Note may be extended to the Interest Payment Date occurring in the last month in a period equal to twice the Special Election Interval after the applicable Renewal Date, if the Holder of such Note elects to extend the term of the Note or any portion thereof as provided in such Note.

     Special Election Period - A period, if specified on the applicable Note, during which the Holder of such Note may elect to renew the term of the Note, or if provided in the applicable Note, any portion thereof, by delivering a notice to such effect to the Issuing and Paying Agent.

     Specified Currency - The currency in which such Note is denominated if such currency is denominated in a composite currency, currency unit or a currency other than U.S. dollars.

     Specified Currency Note - A Note, which pursuant to the terms specified thereon, is denominated in a Specified Currency.

     Stated Maturity - As to any Note or any installment of Principal thereof or interest thereon, the date specified therein as the fixed date on which the Principal of such Note or such installment of Principal and interest is due and payable.

     Transfer Agent - With respect to any Note issued by the Issuer, any Person or Persons appointed by the Issuer to exchange or transfer Notes issued by the Issuer.

     SECTION 2.  Appointment of Agents.
                 ---------------------

          (a)    Issuing and Paying Agent.  The Issuer hereby appoints Bankers
                 ------------------------
     Trust Company, as Issuing and Paying Agent of the Issuer in respect to the Notes upon the terms and subject to the conditions herein set forth, and Bankers Trust Company hereby accepts such appointment; provided, however, that Bankers Trust Company shall not be required to act as Issuing and Paying Agent with respect to any Reference Asset Payable Note and Bankers Trust Company's acceptance of such appointment with respect to any Reference Asset Payable Note is expressly conditioned upon its prior written approval of the Pricing Supplement to such Reference Asset Payable Note, which Pricing Supplement shall include Administrative procedures relating to such Reference Asset Payable Note. The Issuing and Paying Agent shall have the powers and authority granted to and conferred upon it in the Notes and this Agreement and such further powers and authority to act on behalf of the Issuer as may be agreed upon by the Issuer and the Issuing and Paying Agent from time to time. All of the terms and provisions with respect to such powers and authority contained in the Notes are subject to and governed by the terms and provisions hereof.

          The Issuer, further appoints and authorizes Bankers Trust Company, as Issuing and Paying Agent, to act as its Issuing and Paying Agent in executing the Letters of Representations to be delivered to the Depositary, in substantially the forms set forth in Exhibit A hereto.

          The Issuing and Paying Agent shall at all times be a bank or trust company organized under the laws of the United States or any jurisdiction in the United States and authorized and empowered under such laws to fulfill and perform all the duties and obligations of the Issuing and Paying Agent hereunder.

          The Issuing and Paying Agent hereby represents that it is a bank or trust company meeting the foregoing requirements and that it shall promptly notify the Issuer of any occurrence or event that renders it unable to continue to make the aforesaid representation.

          (b)    Selling Agents.  The Issuer has appointed Banc of America
                 --------------
     Securities LLC, Credit Suisse First Boston Corporation, Lehman Brothers Inc. (Including its affiliate Lehman Commercial Paper Inc.), Merrill Lynch & Co., Merrill, Lynch, Pierce,

     Fenner & Smith Incorporated, Morgan Stanley & Co., Incorporated and Salomon Smith Barney Inc., as Selling Agents for the Notes by and under the terms of the Distribution Agreement, under which the Issuer may, from time to time, appoint other Selling Agents.

          (c)    Registrar. The Issuer hereby appoints Bankers Trust Company as
                 ---------
     Registrar of the Issuer in respect of the Notes upon the terms and subject to the conditions herein set forth, and Bankers Trust Company hereby accepts such appointment. The Registrar will keep the Register and otherwise act as Registrar in accordance with the terms of this Agreement.

          The Registrar will keep a record of all Notes, at its Principal Office or at such other location as it may choose and as to which it will give advance notice to the Issuer. The Registrar will include in such record a notation as to whether such Notes have been paid or cancelled or, in the case of mutilated, destroyed, stolen or lost Notes, whether such Notes have been replaced. In the case of the replacement of any of the Notes, the Registrar will keep a record of the Notes so replaced and the Notes issued in replacement thereof.

          (d)    Transfer Agents.  The Issuer (at its sole cost and expense) may
                 ---------------
     appoint from time to time one or more Transfer Agents for one or more of the Notes. The Issuer shall solicit written acceptance of the appointment from any entity so appointed as Transfer Agent. Such written acceptance shall be in a form satisfactory to the Issuing and Paying Agent and state that by the Transfer Agent's acceptance of such appointment, it agrees to act as a Transfer Agent pursuant to the terms and conditions of this Agreement. The Issuer hereby appoints Bankers Trust Company as the initial Transfer Agent for the Notes, and Bankers Trust Company hereby accepts such appointment.

          (e)    Calculation Agents.
                 ------------------

                 1.    Appointment of Calculation Agent: The Issuer (at its sole
                       --------------------------------
                       cost and expense) may appoint from time to time one or more Calculation Agents for one or more of the Notes. The Issuer shall solicit written acceptance of the appointment from any entity so appointed as Calculation Agent. Such written acceptance shall be in a form satisfactory to the Issuing and Paying Agent and state that by the Calculation Agent's acceptance of such appointment, it agrees to act as a Calculation Agent pursuant to the terms and conditions of this Agreement.

                       (a)   Floating Rate Notes: Except as otherwise specified
                             -------------------
                             in a Pricing Supplement relating to a particular Note, the Issuer hereby appoints Bankers Trust Company as the initial Calculation Agent for the Floating Rate Notes, and Bankers Trust Company hereby accepts such appointment.

                    (b).  Indexed Notes: Before issuing an Indexed Note, the
                          -------------
                          Issuer shall appoint a Calculation Agent for the purpose of calculating the principal at maturity, the rate of interest or other amounts payable on the Indexed Notes, all in accordance with the terms of the Indexed Notes. With respect to Indexed Notes, at such times as shall be specified in the Pricing Supplement and the Indexed Note, the Calculation Agent shall determine the index (if required), principal, premium, if any, rate of interest, interest payable or other amounts payable. Upon the request of the Holder of any Indexed Note, the Calculation Agent will provide, if applicable, the current index, principal, premium, if any, rate of interest, interest payable or other amounts payable in connection with such Indexed Note.

                2.  Duties and Responsibilities: The duties and responsibilities
                    ---------------------------
                    of the Calculation Agent shall be as specified herein, in the Administrative Procedures attached as Exhibit B hereto, and in the applicable Note. As promptly as practicable after each Interest Determination Date for a Floating Rate Note or an Indexed Note, the Calculation Agent will notify the Issuer thereof of the interest rate which will become effective on the next interest Reset Date (as defined in such Floating Rate Note or Indexed Rate Note). Upon the request of the Holder of a Floating Rate Note or an Indexed Rate Note, the Calculation Agent will provide to such Holder the interest rate then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date with respect to such Floating Rate Note or such Indexed Note.

     SECTION 3. The Notes.
                ---------

          (a)   Note Form; Signature. Except as otherwise provided in Section
                --------------------
     3(h) hereof and except with respect to a Reopened Note, each Note issued by the Issuer with the same Original Issue Date and otherwise having identical terms shall be represented by a single note certificate (each a "Global Note"). Fixed Rate Notes will be substantially in the form of Exhibit C hereto, Floating Rate Notes will be substantially in the form of Exhibit D hereto, and Indexed Notes will be substantially in the form of Exhibit E hereto, provided that any Specified Currency Notes will be substantially in any such form with such changes as may be agreed upon by the Issuer and the Issuing and Paying Agent as provided in Section 11 hereof. The Notes may contain such insertions, omissions, substitutions, and other variations as the Issuer determines to be required or permitted by this Agreement and may have such letters, numbers, or other marks of identification and such legend or legends or endorsements placed thereon as any officer of the Issuer executing such Notes may determine to be necessary or appropriate, as evidenced by such officer's execution of such Notes by manual or facsimile signature, including, without limitation, any legends or endorsements that may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange on which the Notes may be listed or to conform to general usage.

     Any Global Note issued hereunder shall, in addition to the provisions contained in Exhibits C, Dor E, hereto, as the case may be, bear a legend in substantially the following form:

          "This Note is a Global Note within the meaning of the Issuing and Paying Agency Agreement hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Note is exchangeable for Notes registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Issuing and Paying Agency Agreement and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary."

     Furthermore, each Global Note issued hereunder to DTC or its nominee shall bear a legend in substantially the following form:

          "Unless this Note is presented by an authorized representative of The Depository Trust Company to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of CEDE & CO. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, CEDE & CO., has an interest herein."

     The Issuer will from time to time and upon request furnish the Issuing and Paying Agent with an adequate supply of Certificated Notes, without coupons, serially numbered, which will have the Principal amount, date of issue, Stated Maturity Initial Redemption Date, if any, rate of interest (in the case of Fixed Rate Notes) or base rate, initial interest rate, spread and/or spread multiplier, if any, interest reset dates, index, if any, index maturity, other amounts payable, and maximum and minimum interest rates, if any (in the case of Floating Rate Notes or Indexed Notes), and, in each case, the name and address of the Holder, and other applicable terms which may be specified with respect to such Notes in accordance with the Administrative Procedures left blank.

     Each Floating Rate Note will bear interest at a rate determined by reference to a base rate, which may be adjusted by a spread or multiplied by a spread multiplier. Each Floating Rate Note will designate an applicable base rate. Such base rate shall be calculated by reference to an interest rate formula described in such Note. The interest rates borne by any particular Notes may vary as against the rates borne by any other Notes. Any such variations in interest rates with respect to particular Notes shall not affect the rates of interest borne by any other Notes issued hereunder.

     Each of the principal, premium, if any, interest payable or other amounts payable, or any combination of the foregoing, may be determined by reference to one or more indices. each Indexed Note and the associated Pricing Supplement will designate the applicable indices. The principal, premium, if any, interest payable or other amounts payable may vary as against those borne by any other Indexed Notes. Any such variations in principal, premium, if any, interest payable or other amounts payable with respect to particular Indexed Notes shall not necessarily affect the principal, premium, if any, interest payable or other amounts payable borne by any other Indexed Notes issued under the Distribution Agreement.

     Each Note will be signed manually or by facsimile by an Authorized Representative included in Exhibit G hereto. The Notes will have a Stated Maturity of not less than (7) seven days from date of issue and will be issued in the respective orders of the serial numbers imprinted thereon. The Issuing and Paying Agent hereby agrees to hold such blank Notes in safekeeping in accordance with its customary practices and procedures.

     Notwithstanding the foregoing, any Global Note issued by the Issuer shall be exchangeable pursuant to this Section for Notes registered in the name of Persons other than the Depositary for such Note or its nominee only if (i) such Depositary notifies the Issuing and Paying Agent that it is unwilling or unable to continue as Depositary for such Global Note or if at any time such Depositary ceases to be a clearing agency registered under the Securities Exchange Act and in either such case a successor Depositary is not appointed by the Issuer within ninety (90) days, or (ii) the Issuer thereof executes and delivers to the Issuing and Paying Agent a written notification that such Global Note shall be so exchangeable or (iii) an Event of Default occurs with respect to such Global Note. Any Global Note that is exchangeable pursuant to the preceding sentence shall be exchangeable for Certificated Notes registered in such names as such Depositary shall direct. Notwithstanding any other provision in this Agreement, a Global Note may not be transferred except as a whole by the Depositary with respect to such Global Note to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary.

     As of the date hereof, the Issuer has authorized the offer and issuance from time to time of Notes with maturities of 7 days or more up to a maximum principal amount at any one time outstanding of $50,000,000,000. Since $50,000,000,000 in aggregate principal amount of Bank Notes with maturities of more than 270 days can be issued in compliance with the registration and prospectus regulations of the Office of the Comptroller of the Currency (the "OCC"), not more than $50,000,000,000 aggregate principal amount of such Bank Notes may be offered and issued under the Issuing and Paying Agency Agreement. Bank Notes with maturities of 270 days or less are exempt from the registration and prospectus regulations of the OCC. Accordingly, the maximum aggregate principal amount of such Bank Notes offered and issued under this Agreement is limited only by the $50,000,000,000 limitation on the total aggregate principal amount of Bank Notes outstanding at any one time. Notwithstanding the foregoing, if the Issuer authorizes the offer and issuance of additional Notes and, to the extent necessary, registers such Notes with the OCC such additional Notes may be sold to or through the Agents pursuant to the terms of this Agreement, all as though the offer and issuance of such Notes were authorized as of the date hereof.

          (b)  Denominations.  Unless otherwise indicated in the applicable
               -------------
     Notes and the applicable Pricing Supplement except as provided in Section 3(h) and to the extent that the Issuer elects to issue Notes in definitive form, the Notes shall be issuable only in book-entry form, without coupons, in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof.

          (c)  Completion of Notes.  Upon receipt of the information set forth
               -------------------
     in Section 5 (a), the Issuing and Paying Agent shall complete and authenticate each Note.

          (d)  Date.  The Issuing and Paying Agent will date each Note the date
               ----
     of its authentication.

          (e)  Certificate of Authentication.  Only Notes that bear thereon a
               -----------------------------
     certificate of authentication substantially in a form set forth below (a "Certificate of Authentication"), executed by the Issuing and Paying Agent by its manual signature, will be valid:

                         Certificate of Authentication

               This is one of the Notes referred to in the within-mentioned Issuing and Paying Agency Agreement.

Dated:________      BANKERS TRUST COMPANY
                    as Issuing and Paying Agent

                    By:_________________________________________
                           Authorized Signatory

          (f)  Original Issue Discount Notes.  Each Original Issue Discount Note
               -----------------------------
     shall contain on its face a legend substantially in the form of Exhibit F hereto.

          (g)  Custody of Notes.  The Issuing and Paying Agent shall maintain in
               ----------------
     safe custody all blank Notes that the Issuer delivers to it and that it holds hereunder and shall complete and issue such Notes only in the terms hereof.

          (h)  Certificated Notes.  If at any time the Depositary notifies the
               ------------------
     Issuer or the Issuing and Paying Agent that it is unwilling or unable to continue to act as depositary for any of the Global Notes, or if at any time such Depositary ceases to be a clearing agency registered under the Securities Exchange Act and in either such case a successor Depositary is not appointed by the Issuer within ninety (90) days, the Issuer will execute and the Issuing and Paying Agent will, upon the receipt of procedures for certificated securities in form and substance satisfactory to the Issuer and the Issuing and Paying

     Agent and upon receipt of instructions in writing from the Issuer, authenticate and deliver to the Holder or the Holder's designee Notes of like tenor and terms in definitive form in an aggregate principal amount equal to the Global Notes then outstanding in exchange for such Global Notes.

     SECTION 4.  Authorized Representatives.  The Issuer hereby certifies that
                 --------------------------
each person named in Exhibit G hereto and designated as affiliated with the Issuer is a duly Authorized Representative of the Issuer and that the signature set forth opposite such representative's name is his or her true and genuine signature. The Issuing and Paying Agent shall be entitled to rely on the information set forth in Exhibit G for purposes of determining an Authorized Representative until such time as the Issuing and Paying Agent receives a subsequent certificate from the Issuer deleting or amending any of the information set forth therein. The Issuing and Paying Agent shall not have any responsibility to the Issuer to determine whether any signature on a Note purporting to be that of an Authorized Representative in Exhibit G with respect to the Issuer is genuine, so long as such signature resembles the specimen signature set forth in Exhibit G or in a subsequent certificate delivered to the Issuing and Paying Agent by the Issuer. Any Note bearing the signature of a person who is an Authorized Representative in Exhibit G with respect to the Issuer on the date he or she signs such Note shall be a binding obligation of the Issuer upon the completion and authentication thereof by the Issuing and Paying Agent, notwithstanding that such person shall have ceased to be an Authorized Representative on the date such Note is completed, authenticated or delivered by the Issuing and Paying Agent.

     SECTION 5.  Completion, Authentication and Delivery of Notes.
                 ------------------------------------------------

          (a) The Issuing and Paying Agent may rely on such instructions if they are received by one of the duly Authorized Representatives of the Issuing and Paying Agent named in Exhibit H hereto or their successors, which may be named by the Issuing and Paying Agent (of which the Issuer shall be notified in writing), from time to time through the use of a facsimile transmission (confirmed by guaranteed delivery of overnight courier) from any person purporting to be any of the individuals included in Exhibit G hereto. Such instructions shall include the following (each term as used or defined in the related form of Note attached):

                 1. Principal Amount of the Note, CUSIP Number and, if applicable, the Specified Currency.

                 2.    (a)    Fixed Rate Notes:

                              (i)    Interest Rate,

                              (ii)   Interest Payment Dates, and

                              (iii)  Regular Record Dates.

                       (b)    Floating Rate Notes:

                              (i)     Base Rate or Rates,

                              (ii)    Initial Interest Rate,

                              (iii)   Spread and/or Spread Multiplier, if any,

                              (iv)    Interest Reset Date or Dates,

                              (v)     Interest Reset Period,

                              (vi)    Interest Payment Dates,

                              (vii)   Regular Record Dates,

                              (viii)  Index Maturity,

                              (ix)    Maximum and Minimum Interest Rates, if
                                      any, and

                              (x)     Calculation Agent, if other than the
                                      Issuing and Paying Agent.

                       (c)    Indexed Notes:

                              (i)     Base Rates,

                              (ii)    Initial Interest Rate(s),

                              (iii)   Underlying index, credit or formula,

                              (iv) Interest (or Other Amounts Payable) Reset Date(s),

                              (v) Interest (or Other Amounts Payable) Reset Period(s),

                              (vi)    Interest (or Other Amounts Payable)
                                      Payment Date(s),

                              (vii)   Regular Record Dates,

                              (viii) Maximum and Minimum Interest Rates, if any, and

                              (ix)    Calculation Agent, if other than the
                                      Issuing and Paying Agent.

               3. Price to public, if any, of the Note (or whether the Note is being offered at varying prices relating to prevailing market prices at time of resale as determined by the Selling Agent).

               4.   Trade date.

               5.   Original Issue Date.

               6.   Stated Maturity.

               7. Redemption provisions, if any, including Initial Redemption Date, Initial Redemption Percentage, Annual Redemption Reduction Percentage, whether partial redemption is permitted and method of determining Notes to be redeemed.

               8. Prepayment Option Date(s) and Prepayment Option Price(s), if any.

               9. Extension provisions, if any, including length of Extension Period(s), number of Extension Periods and Final Maturity Date.

               10. Renewal terms, if any, including Special Election Interval and Special Election Period.

               11.  Net proceeds to the Issuer.

               12. The Selling Agent's commission or underwriting discount and the Selling Agent's participant account at the Depositary for settlement.

               13. Whether such Notes are being sold to the Selling Agent as principal or to an investor or other purchaser through the Selling Agent acting as agent for the Issuer, or through the Issuer itself.

               14. Whether such Note is being issued as an Original Issue Discount Note and the terms thereof.

               15. Such other information specified with respect to the Notes (whether by addendum, text to be included under "Other Provisions" on the face of such Note, or otherwise), including, with respect to any Specified Currency Note, provisions regarding the calculation of any interest or principal payments under such Note.

          (b) Upon receipt of the information set forth in subsection (a) above, the Issuing and Paying Agent will confirm by facsimile to the Issuer the principal amount of the Notes of the Issuer issued as of such date hereunder after giving effect to such transaction and to all other transactions of which the Issuer has given instructions to the Issuing and Paying Agent but which have not yet been settled.

     For purposes of monitoring the aggregate principal amount of Notes issued and/or outstanding at any time hereunder, the Issuing and Paying Agent shall determine the U.S. Dollar equivalent of the principal amount of each Original Issue Discount Note or series of Original Issue Discount Notes, each Indexed Note the principal of which is determined by reference to an index or series of such Indexed Notes and each Specified Currency Note or series of Specified Currency Notes as follows:

          (i) the U.S. dollar equivalent of Bank Notes denominated in a currency other than U.S. dollars shall be determined as of the issue date for such Notes on the basis of the spot rate for the sale of the U.S. dollar against the purchase of the relevant currency quoted by a foreign exchange dealer selected by the Issuer on the relevant day of calculation;

          (ii) the principal amount of Original Issue Discount Notes and any other Notes issued at a discount shall be deemed to be (x) the principal amount received by the Issuer for the relevant issue or (y) in the case of a Specified Currency Note, the U.S. Dollar equivalent, determined in the manner specified in clause
                 (i) above, of the principal amount received by the Issuer for the relevant issue.

          (iii) the U.S. dollar equivalent of Indexed Notes shall be calculated in the manner specified above by reference to the original nominal amount of such Bank Notes.

     The Issuing and Paying Agent shall promptly notify the Issuer of each determination made as aforesaid.

          (c) Upon receipt of such instructions, if such Notes are to be issued as one or more Global Notes, the Issuing and Paying Agent shall communicate to the Depositary and the Selling Agent through DTC's Participant Terminal System, a pending deposit message specifying the settlement information required in the Administrative Procedures.

          (d) Instructions regarding the completion of a Note must be received by the Issuing and Paying Agent not later than the time and date specified in the Administrative Procedures.

     SECTION 6.  Procedure Upon Sale of the Notes.  The Issuing and Paying Agent
                 --------------------------------
will upon reasonable written request, promptly deliver copies of such Global Notes (with any additional terms provided by the Issuer included thereon) to the appropriate Selling Agents in accordance with Section 5(c) hereof.

     SECTION 7.  Payment of Interest; Actions on Days Other than Business Days;
                 --------------------------------------------------------------
Payment of Other Amounts.
------------------------

          (a) Subject to the receipt of funds as provided in Section 12 hereof, interest payments will be made on the Notes on each Interest Payment Date and on the Stated Maturity thereof (or the date of Optional Redemption, if any) pursuant to the terms stated thereon. All such interest payments (other than interest due on the Stated Maturity, or on the date of Optional Redemption, if a Note is redeemed prior to its Stated Maturity) will be paid to the Holder of such Note at the close of business on the applicable Regular Record Date. Notwithstanding the foregoing, if a Note is dated between the Regular Record Date next preceding an Interest Payment Date and such Interest Payment Date, the first payment of interest on such Note will be made on the next succeeding Interest Payment Date following the next succeeding Regular Record Date, to the Holder on the Regular Record Date immediately succeeding such first Interest Payment Date, unless otherwise specified in the applicable Pricing Supplement. Interest will begin to accrue on the issue date and not from the previous Interest Payment Date. Unless otherwise specified on the face of the Note and in an applicable Pricing Supplement, interest on Fixed Rate Notes (including payments for partial periods) will be calculated on the basis of a 360-day year consisting of twelve 30-day months; provided, however, that if the term of
                                         --------  -------
     such Fixed Rate Note is for a period from 7 days through and including one year, then interest payable on such Fixed Rate Note, if any, on each Interest Payment Date and on the Stated Maturity will be calculated on the basis of the actual number of calendar days from and including the last Interest Payment Date to which interest has been paid to, but excluding, such Interest Payment Date or Stated Maturity, as the case may be, divided by 360. Unless otherwise specified on the face of the Note and in an applicable Pricing Supplement, in the case of Floating Rate Notes, interest will be calculated and paid on the basis of the actual number of days since the preceding Interest Payment Date (or, if none, since the Original Issue
     Date) divided by 360 or, if the base rate is the Treasury Rate or CMT Rate, as defined in the applicable Note, by the actual number of days since the preceding Interest Payment Date (or, if none, since the Original Issue
     Date) . All interest on Certificated Notes (other than interest payable at Stated Maturity or upon any Optional Redemption) will be paid by check of the Issuing and Paying Agent mailed by such Issuing and Paying Agent to the Holder as such Holders address is shown in the Register referred to in
     Section 15 on the applicable Regular Record Date, or to such other address in the United States as such Holder shall designate to the Issuing and Paying Agent in writing not later than the relevant Regular Record Date; provided, however, that a Holder of one million dollars ($1,000,000) or
     --------  -------
     more in aggregate Principal amount of Certificated Notes (all of which have identical terms and tenor) shall be entitled to receive payments of interest (other than interest payable at maturity or upon redemption) by wire transfer of immediately available funds upon written request to the Issuing and Paying Agent not later than fifteen (15) calendar days prior to the applicable Payment Date. All interest payments on any Global Note (other than Interest due on the Stated Maturity or the Optional Redemption Date, if any) shall be paid by the transfer of immediately available funds to the Depositary. The Issuing and Paying Agent will withhold taxes, if any, on interest to the extent that it has been instructed in writing by the Issuer of the related Note that any taxes should be withheld.

          (b)    Actions Due on Saturdays, Sundays and Holidays.  If any date on
                 ----------------------------------------------
     which a payment, notice or other action required by this Agreement, the Administrative Procedures or the Note falls on any day other than a Business Day, then that action or payment need not be taken or made on such date, but may be taken or made on the next succeeding Business Day on which the Issuing and Paying Agent is open for business with the same force and effect as if made on such date.

          (c)    Payment of Other Amounts.  With respect to any Indexed Note
                 ------------------------
     which may include the payment of other amounts, the relevant Pricing Supplement shall provide for determination of, and timing and method of payment for, such other amounts.

     SECTION 8.  Payment of Principal.  Upon the Stated Maturity (or date of
                 --------------------
Optional Redemption, if any) of any Note, or on each Interest Payment Date and the Stated Maturity, in the case of an Amortizing Note, and upon presentation and surrender of any Note on or after the Stated Maturity (or the date of Optional Redemption, if any), the Issuing and Paying Agent shall pay, subject to the receipt of funds as provided in Section 12 hereof, the Principal amount of the Note together with accrued interest due on the Stated Maturity (or the date of Optional Redemption, if any), either (i) by separate wire transfer of immediately available funds to such account at a bank in The City of New York (or other bank consented to by the Issuer of the related Note) as the Holder of such Note shall have designated in writing to the Issuing and Paying Agent at least 15 days prior to such Principal Payment Date and if such Note is a Global Note, to the Depositary, or (ii) by check of the Issuing and Paying Agent payable to the, order of the Holder of the Note or its properly designated assignee or custodian. Upon payment in full, the Issuing and Paying Agent will cancel the Note and remit it directly to the Issuer thereof.

     SECTION 9.  Designation of Accounts to Receive Payment.  In the event that
                 ------------------------------------------
Notes are issued in certificated form, a bank account to receive payments due under a certificated Note may be designated to the Issuing and Paying Agent to receive payments of interest and Principal under Sections 7 and 8 hereof either
(i) by an Authorized Representative of the Issuer included in Exhibit G hereto in the authentication instructions given by it to the Issuing and Paying Agent under Section 5(a) hereof in respect of particular Notes, or (ii) in the event that the authentication instructions make no designation, or that the Holder wishes to change a designation previously made, by written notice from the Holder to the Issuing and Paying Agent. Such written notice must be provided to the Issuing and Paying Agent not later than fifteen (15) days prior to any Interest Payment Date, Principal Payment, or Payment Date, as the case may be.

     SECTION 10. Information Regarding Amounts Due. The Issuing and Paying Agent
                 ---------------------------------
shall provide to the Issuer, at least five (5) Business Days before each Interest Payment Date or other payment date, a list of interest payments or other payments to be made on the following Interest Payment Date or other payment date for each Note and in total. The Issuing and Paying Agent will provide to the Issuer by the fifteenth day of each month a list of the Principal, premium, if any, and interest or other amounts to be paid on Notes maturing in the next succeeding month.

     SECTION 11. Specified Currency Notes.  Prior to the issuance of any
                 ------------------------
Specified Currency Note, the Issuer thereof shall provide to the Issuing and Paying Agent a form of such Note, which form shall be in substantially the form of Exhibit C, D or E hereto unless otherwise provided in the applicable Pricing Supplement, with such changes and additions as may be reasonably satisfactory to the Issuing and Paying Agent.

     SECTION 12.  Deposit of Funds.  The Issuer shall, prior to 11:00 a.m., New
                  ----------------
York City time, on each Interest Payment Date or other payment date, pay to the Issuing and Paying Agent an amount in immediately available funds sufficient to pay all interest or other payments due on Notes issued by the Issuer on such Interest Payment Date and shall, prior to 11:00 a.m., New York City time, on the Stated Maturity (or any date of Optional Redemption, if any) of any Note issued by the Issuer, pay to the Issuing and Paying Agent an amount in immediately available funds sufficient to pay the Principal of any such Note, and interest accrued and/or other amounts due to the Stated Maturity (or the date of Optional Redemption, as the case may be).

     SECTION 13.  Optional Redemption.
                  -------------------

          (a)     Optional Redemption.  In accordance with and subject to the
                  -------------------
     terms and conditions provided in the applicable Note and Pricing Supplement, the Issuer may at its option redeem a Note issued by it in whole or from time to time in part (subject to the requirement that the principal amount of such Note after such redemption, if such Note is redeemed in part, (unless otherwise specified in a Pricing Supplement) be not less than $250,000 or any integral multiple of $1,000 in excess thereof, such minimum denomination, the "Authorized Denomination") on or after the date designated in such Note as the Initial Redemption Date at the applicable Redemption Price, in each case, with accrued and unpaid interest to the date of redemption. Unless otherwise specified in an applicable Pricing Supplement and in the Note, the Issuer may exercise such option by giving to the Holder thereof a notice of such redemption at least thirty (30) but not more than sixty (60) days prior to the date of redemption. The Issuer shall notify the Issuing and Paying Agent of its election to redeem any Note at least forty-five (45) days prior to the date of redemption (unless a shorter period is satisfactory to the Issuing and Paying Agent). In the event of redemption of the Note in part only, a new Note or Notes of like tenor and terms for the unredeemed portion thereof shall be issued in the name of the Holder thereof upon the cancellation thereof in accordance with the terms of this Agreement. Unless otherwise provided in the applicable Note, if less than all of the Notes with like tenor and terms to such Note are to be redeemed, the Notes to be redeemed shall be selected by the Issuing and Paying Agent by pro rata, by lot or by such method as shall be agreed upon by the Issuing and Paying Agent and the Issuer as being fair and appropriate.

          (b)     Optional Repayment.  In accordance with and subject to the
                  ------------------
     terms and conditions provided in the applicable Note and Pricing Supplement, such Note will be repayable prior to its Stated Maturity at the option of the Holder on the Prepayment Option Dates and at the Prepayment Option Prices provided in the applicable Note together with accrued interest to such date. Unless otherwise provided in the applicable Note and Pricing Supplement, in order for the Note to be repaid, the Issuer (or the Issuing and Paying Agent, on behalf of the Issuer) must receive, at least thirty (30) but not more than forty-five (45) days prior to an Prepayment Option Date, the Note and the form, entitled "Option to Elect Repayment" included with such Note at the time of its issue, duly completed. Exercise of this repayment option shall be irrevocable, except as otherwise provided under Section 13 (c) below. If so provided in the applicable Note, the repayment option may be exercised by the Holder of such Note for less than the aggregate principal amount of the Note then outstanding provided that the principal amount of the Note remaining outstanding after repayment is in an Authorized Denomination. Upon such partial repayment the Note shall be cancelled and a new Note or Notes of like tenor and terms for the remaining principal amount thereof shall be issued in the name of the Holder.

          (c)   Optional Extension of Maturity.  If so specified in the
                ------------------------------
     applicable Note and Pricing Supplement, the Stated Maturity of such Note may be extended at the option of the Issuer, in the manner set forth below (unless otherwise provided on the face thereof), for that number of periods each of such length as provided in the applicable Note (each an "Extension Period") up to but not beyond the Final Maturity Date set forth in such Note. Unless otherwise specified in the Applicable Note and Pricing Supplement, the Issuer may exercise such option by notifying the Issuing and Paying Agent of such exercise at least fifty (50) but no more than sixty (60) days prior to the Stated Maturity in effect prior to such exercise (the "Original Stated Maturity"). If the Issuer exercises such option, the Issuing and Paying Agent will mail (by first class mail, postage prepaid) to the Holder of the Note no later than forty (40) days prior to the Original Stated Maturity a notice (the "Extension Notice") relating to such Extension Period, setting forth (i) the election of the Issuer to extend the Original Stated Maturity, (ii) the new Stated Maturity (which shall then be considered the Stated Maturity for all purposes of the Note), (iii) spread or spread multiplier applicable to the Extension Period, and (iv) the provisions, if any, for redemption during such Extension Period. Upon the Issuing and Paying Agent's transmittal of the Extension Notice, the Original Stated Maturity of the Note shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, such Note will have the same terms as prior to the transmittal of such Extension Notice.

          Notwithstanding the foregoing unless otherwise provided in the Note and applicable Pricing Supplement, not later than twenty (20) days prior to the Original Stated Maturity of such Note the Issuer may, at its option, in the case of a Fixed Rate Note, revoke the interest rate provided for in the Extension Notice for the Extension Period and establish an interest rate that is higher than the interest rate provided for in the Extension Notice for the Extension Period, or in the case of a Floating Rate Note, revoke the spread or spread multiplier provided for in the Extension Notice for the Extension Period, or in the case of an Indexed Note, make such other changes to the determination of principal, premium, if any, interest payable or other amounts payable, or any combination of the foregoing, each to the economic benefit of the Holder, by causing the Issuing and Paying Agent to transmit notice of such higher interest rate, or higher spread or spread multiplier, or other change, as the case may be, to the Holder of such Note. Such notice shall be irrevocable. All Notes with respect to which the Stated Maturity is extended and with respect to which the Holders of such Notes have not tendered such Notes for repayment (or have validly revoked any such tender) pursuant to the succeeding paragraph will bear such higher interest rate, or higher spread or spread multiplier, or other change, as the case may be, for the Extension Period.

          If the Issuer elects to extend the Stated Maturity of the Note, the Holder thereof will have the option to elect repayment of the Note by the Issuer thereof on the Original Stated Maturity at a price equal to the aggregate principal amount thereof outstanding plus interest accrued to such date. In order to obtain such repayment, the Holder thereof must follow the procedures set forth in Section 13(b) for optional repayment except that the period for delivery of the Note or notification to the Issuing and Paying Agent shall be at least twenty-five (25) but not more than thirty-five (35) days prior to the Original Stated Maturity and except that, if the Holder thereof has tendered the Note for repayment pursuant to an Extension Notice, such Holder may, by written notice to the Issuing and Paying Agent, revoke such tender for repayment until the close of business on the tenth day prior to the Original Stated Maturity.

          (d)   Optional Renewal.  If so provided in the applicable Note and
                ----------------
     Pricing Supplement, such Note may be renewed by the Holder of the Note on an Interest Payment Date (provided in the applicable Note) occurring in or prior to the twelfth month following the Original Issue Date (the "Initial Maturity Date") in accordance with the procedures described below Unless a Special Election Interval is provided in the applicable Note, on the Interest Payment Date occurring in the sixth month prior to the Initial Maturity Date (as provided in the applicable Note) of a Renewable Note (the "Initial Renewal Date") and on the Interest Payment Date occurring in each sixth month (or in the last month of each Special Election Interval) after such Initial Renewal Date (each, together with the Initial Renewal Date, a "Renewal Date"), the term of the Note may be extended to the Interest Payment Date occurring in the twelfth month (or, if a Special Election Interval is specified the last month in a period equal to twice the Special Election Interval) after such Renewal Date, if the Holder of such Note elects to extend the term of the Note or any portion thereof as provided below. If the Holder of the Note does not elect to extend the term of any portion of the principal amount of such Note during the specified period prior to any Renewal Date, such portion will become due and payable on the Interest Payment Date occurring in the sixth month (or the last month in the Special Election Interval) after such Renewal Date (the "New Maturity Date").

          A Holder of such Note may elect to renew the term of the Note, or if provided in the applicable Note and Pricing Supplement, any portion constituting an Authorized Denomination thereof, by delivering a notice to such effect to the Issuing and Paying Agent not less than fifteen (15) nor more than thirty (30) days prior to such Renewal Date (unless a different Special Election Period is provided in the applicable Note). Such election will be irrevocable and will be binding upon each subsequent Holder of the Note. An election to renew the term of such Note may be exercised with respect to less than the entire principal amount of the Note only if notice is provided as provided in the applicable Note and only in such principal amount, or any integral multiple in excess thereof, as specified in such notice. Notwithstanding the foregoing, the term of such Note may not be extended beyond the maturity provided in the applicable Note.

          If the Holder of such Note does not elect to renew the term of the Note, the Note must be presented to the Issuing and Paying Agent (or any duly appointed paying agent) and, if the Note is issued in definitive form, as soon as practicable following receipt of the Note, the Issuing and Paying Agent (or any duly appointed paying agent) shall issue in exchange herefor in the name of the Holder (i) a Note, in a principal amount equal to the principal amount of such Note for which no election to renew the term thereof was exercised, with terms identical to those specified on the Note (except that such Note shall have a fixed, nonrenewable maturity on the New Maturity Date) and (ii) if an election to renew is made with respect to less than the full principal amount of the Note, a replacement Note, in a principal amount equal to the principal amount of such exchanged Note for which the election to renew was made, with terms identical to such exchanged Note.

     SECTION 14.  Events of Default.
                  -----------------

     Unless otherwise specified in the applicable Note and Pricing Supplement, the following will constitute "Events of Default" and the only Events of Default with respect to each Note: (a) default in the payment of any interest or other amounts payable upon such Note when due, which continues for thirty (30) days;
(b) default in the payment of any principal of or premium, if any, upon such Note when due; (c) default in the performance of any covenant or agreement of the Issuer thereof contained in such Note which, unless otherwise specified therein, continues for 90 days; (d) the appointment of a conservator, receiver, liquidator or similar official for the Issuer thereof or for all or substantially all of its property, or the taking by the Issuer of any action to seek relief under any applicable insolvency or reorganization law.

     If an Event of Default with respect to a Global Note shall occur, the Issuer thereof shall promptly issue Certificated Notes in exchange for such Global Note and the remedies provided in such Global Note for any such Event of Default will be exercisable only after such exchange has occurred, and only by the Holders of such Certificated Notes. The Holder of each such Certificated Note will itself be solely and entirely responsible for the exercise of any remedies provided therein.

     If an Event of Default with respect to a Certificated Note shall occur and be continuing with respect thereto, the Holder thereof may: (i) by written notice to the Issuing and Paying Agent declare the entire outstanding principal amount thereof, together with any unpaid interest, other amounts and premium accrued thereon, to be immediately due and payable; (ii) institute a judicial proceeding of the enforcement of the terms thereof including the collection of all sums due and unpaid thereunder, prosecute such proceeding to judgment or final decree, and enforce the same against the Issuer thereof and collect monies adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer thereof; and (iii) take such other action at law or in equity as may appear necessary or desirable to collect and enforce such Certificated Note; provided, however, that in the event that such Note is an Original Issue Discount Note or Indexed Note the principal of which is determined by an index, unless otherwise specified in such Note, the amount of principal that becomes due and payable upon such declaration shall be equal to
(a) with respect to Original Issue Discount Notes, the Amortized Face Amount as defined therein, and (b) with respect to Indexed Notes the principal of which is determined by an index, as specified in the relevant Pricing Supplement, and provided further, that the Holder of a Certificated Note may waive any Event of Default that occurs with respect thereto.

     SECTION 15. Registration; Transfer.
                 ----------------------

          (a) The Registrar shall maintain a Register in which it shall register the names, addresses and taxpayer identification numbers of the Holders of the Notes and shall register the transfer of Notes.

          (b) Upon surrender for registration of transfer of any Note to the Registrar or any Transfer Agent, the Issuer shall execute, and the Issuing and Paying Agent shall complete, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any Authorized Denominations and having identical terms and provisions and for a like aggregate principal amount.

          (c) At the option of the Holder of a certificated Note, certificated Notes may be exchanged for other certificated Notes of any Authorized Denominations and having identical terms and provisions and for a like aggregate principal amount, upon surrender of the Notes to be exchanged at the Registrar or any Transfer Agent. Whenever any certificated Notes are so surrendered for exchange, the Issuer thereof shall execute, and the Issuing and Paying Agent shall complete, authenticate and deliver, the certificated Notes which the Holder of the certificated Note making the exchange is entitled to receive. Each new Note issued upon presentment of any Note for registration of transfer or exchange shall be issued as of the date of its authentication. Except as provided herein or in the applicable Pricing Supplement and Note, owners of beneficial interests in a Global Note representing Book Entry Notes registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes and will not be considered the owners or Holders thereof under this Agreement.

          (d) Notwithstanding the foregoing neither the Registrar or any Transfer Agent shall register the transfer of or exchange (i) any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) any Note during the period beginning at the opening of business 15 days before the mailing of a notice of such redemption and ending at the close of business on the date of such mailing, or (iii) any Global Note in violation of the legend contained on the face of such Global Note.

          (e) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits as the Notes surrendered upon such registration of transfer or exchange.

          (f) Every Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer with such evidence of due authorization and guaranty of signature as may reasonably be required by the Registrar or any Transfer Agent, as applicable, in form satisfactory to either of them, duly executed by the Holder thereof or his attorney duly authorized in writing.

          (g) No service charge shall be made to a Holder of Notes for any transfer or exchange of Notes, but the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     SECTION 16. Persons Deemed Owners.  Prior to due presentment of a Note for
                 ---------------------
registration of transfer, the Issuer, the Issuing and Paying Agent and any agent of the Issuer or the Issuing and Paying Agent may treat the Holder as the owner of such Note for the purpose of receiving payment of Principal of, interest and premium, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Issuing and Paying Agent nor any agent of the Issuer or the Issuing and Paying Agent shall be affected by notice to the contrary.

     SECTION 17. Mutilated, Lost, Stolen or Destroyed Notes.  In case any Note
                 ------------------------------------------
shall become mutilated, destroyed, lost or stolen, and upon the satisfaction by the applicant of the requirements of this Section 17 for a substituted Note, the Issuer shall execute, and upon its written request the Issuing and Paying Agent shall authenticate and deliver, a new Note having identical terms and provisions and having a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note or in lieu of any substitution for the Note destroyed, lost or stolen. In the case of loss, theft or destruction, the applicant for a substituted Note shall furnish to the Issuer and to the Issuing and Paying Agent such security or indemnity as may be required by them to save each of them harmless. Such applicant shall also furnish to the Issuer and to the Issuing and Paying Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof. In the case of mutilation, the applicant for a substituted Note shall surrender such mutilated Note to the Issuer or to the Issuing and Paying Agent for cancellation thereof. The Issuing and Paying Agent may authenticate any such substituted Note and deliver the same upon the written request or authorization of any Authorized Representative. Upon the issuance of any substituted Note, the Issuer may require the payment of a sum sufficient to cover any expense connected therewith. In case any Note which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Issuer may, instead of issuing a substituted Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note) if the applicant for such payment shall furnish the Issuer and the Issuing and Paying Agent with such security or indemnity as may be required by them to save each of them harmless, and, in the case of destruction, loss or theft, evidence to the satisfaction of the Issuer of the destruction, loss or theft of such Note and of the ownership thereof. All applications under this Section shall be processed by the Issuing and Paying Agent.

     SECTION 18. Return of Unclaimed Funds.  Any money deposited with the
                 -------------------------
Issuing and Paying Agent and remaining unclaimed for two (2) years after the date upon which the last payment of principal of or interest on any Note to which such deposit relates shall have become due and payable, shall be repaid to the Issuer of such Note by the Issuing and Paying Agent on written demand, and the Holder of any Note to which such deposit related entitled to receive payment shall thereafter look only to the Issuer for the payment thereof and all liability of the Issuing and Paying Agent with respect to such money shall thereupon cease.

     SECTION 19. Amendment or Supplement.  The Issuer and the Issuing and
                 -----------------------
Paying Agent may modify, amend or supplement this Agreement without the consent of any Holder. In addition, the Issuer may modify, amend or supplement the terms and conditions of the Notes, without the consent of any Holder thereof: (i) to evidence succession of another party to the Issuer, and such party's assumption of the Issuer's obligations under the Notes, upon the occurrence of a merger or consolidation, or transfer, sale or lease of assets as described below; (ii) to add additional covenants, restrictions or conditions for the protection of the Holder thereof; (iii) to cure ambiguities in the Notes, or correct defects or inconsistencies in the provisions thereof; (iv) to reflect the replacement of the Issuing and Paying Agent, or the assumption, by the Issuer or a substitute Issuing and Paying Agent of some or all of the Issuing and Paying Agent's or Calculation Agent's responsibilities under this Agreement; (v) to evidence the replacement or change of address of the Depositary; (vi) in the case of any extendible, redeemable, prepayable, amortizing or indexed amortizing Note, to reduce the principal amount thereof to reflect the payment, prepayment and/or redemption of a portion of the outstanding principal amount thereof; (vii) in the case of any extendible, renewable or indexed amortizing Note, to reflect any change in the maturity date thereof in accordance with the terms thereof; or
(viii) to reflect the issuance in exchange therefor, in accordance with the terms thereof, of one or more Certificated Notes. However, the Notes may not be modified or amended without the express written consent of the registered Holder to: (i) change the Stated Maturity, except in the case of an extendible, renewable or indexed amortizing note as provided therein; (ii) extend the time of payment for the premium, if any, or interest on the Note, except in the case of an extendible, renewable or indexed amortizing note as provided therein;
(iii) change the coin or currency in which the principal of, premium, if any, or interest on the Note is payable; (iv) reduce the principal amount thereof or the interest rate thereon, except in the case of an extendible, prepayable, redeemable, amortizing or Indexed Note as provided therein; (v) change the method of payment to other than wire transfer in immediately available funds;
(vi) impair the right of the Holder thereof to institute suit for the enforcement of payments of principal of, premium, if any, or interest or other amounts on the Note; (vii) change any Note's definition of "Event of Default" or otherwise eliminate or impair any remedy available thereunder upon the occurrence of any Event of Default (as defined in such Note) ; or (viii) modify the provisions therein governing the amendment thereof.

     Notes authenticated and delivered after the execution of any agreement modifying, amending or supplementing this Agreement or the Notes may bear a notation in form approved by the Issuer as to any matter provided for in such modification, amendment or supplement to this Agreement or the Notes. New Notes so modified as to conform, in the opinion of the Issuer, to any provisions contained in any such modification, amendment or supplement may be prepared by the Issuer, authenticated by the Issuing and Paying Agent (or any Authenticating Agent) and delivered in exchange for Outstanding Notes.

     The Issuer may not consolidate or merge with or into any other person, or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (i) the surviving entity in such consolidation or merger, or the person that acquires by conveyance or transfer, or that leases, the properties and assets of the Issuer substantially as an entirety, shall be a bank, corporation or partnership organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest or other amounts payable on the Notes issued by the Issuer, and the performance or observance of every provision of the Notes on the part of the Issuer to be performed or observed; and (ii) immediately after giving effect to such transaction, no Event of Default with respect to the Issuer, and no event which, after notice or the lapse of time or both, would become an Event of Default with respect to the Issuer, shall have happened and be continuing.

     If this Agreement is amended or modified pursuant to an agreement by the parties hereto pursuant to this Section 19, the Issuing and Paying Agent may require, and shall be fully protected in relying upon, an opinion of counsel, which opinion may be rendered by counsel to the Issuer, stating that the execution of such amendment or modification is authorized or permitted by this Agreement, and that such amendment or modification constitutes the legal, valid and binding obligation of the Issuer enforceable in accordance with its terms and subject to customary exceptions.

     SECTION 20. Resignation or Removal of Agents; Appointment of Successors to
                 --------------------------------------------------------------
Agents.
------

          (a)    Resignation or Removal of Agent.  Any Agent may at any time
                 -------------------------------
     resign as such by giving written notice to the Issuer and, except in the case of the resignation of the Issuing and Paying Agent, to the Issuing and Paying Agent of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall not be less than thirty (30) days after the date on which such notice is given unless the Issuer agrees to accept less notice.

          The Issuer may remove any Agent with respect to Notes issued by the Issuer at any time by filing with it an instrument in writing signed by or on behalf of the Issuer and specifying such removal and the date when it shall become effective.

          The resignation or removal of an Agent with respect to Notes issued by the Issuer shall become effective on the date set forth in the notice thereof and shall only be effective with respect to the Issuer and Notes issued by the Issuer, except that any resignation or removal of the Issuing and Paying Agent or the Registrar shall take effect upon the Issuer's, appointment, as hereinafter provided, of a successor Issuing and Paying Agent or Registrar, as the case may be, and such Agent's acceptance of such appointment; provided, that if the Issuer has not appointed a replacement Agent within 30 days after any such removal or replacement, the affected Agent (at the expense of the Issuer) may petition any court of competent jurisdiction for the appointment of a successor Agent.

          (b)    Appointment of Successor to Agent.  In case at any time the
                 ---------------------------------
     Issuing and Paying Agent or the Registrar becomes incapable of acting, or is adjudged bankrupt or insolvent, or files a petition for corporate reorganization under any applicable federal, state, or foreign bankruptcy, insolvency, or similar law or makes an assignment for the benefit of its creditors, or consents to the appointment of a receiver, custodian, or other similar official of all or substantially all of its property, or admits in writing its inability to pay or meet its debts as they mature, or if a receiver, custodian, or other similar official of it or of all or substantially all of its property is appointed, or if an order of any court is entered for relief against it under the provisions of any applicable federal, state or foreign bankruptcy, insolvency or similar law, or if any public officer takes charge or control of any such Agent, or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, such Agent shall promptly notify the Issuer and the Issuing and Paying Agent, in writing, of the occurrence of such event.

          Either (i) following receipt of notice of resignation from, (ii) upon the Issuer's removal of, or (iii) following the Issuer's receipt of the notice referred to in the first paragraph of this Section 20(b) from, the Issuing and Paying Agent or the Registrar, the Issuer shall appoint a successor to such Agent by an instrument in writing filed with the Issuing and Paying Agent (or its successor). Upon the appointment as aforesaid of a successor Issuing and Paying Agent or Registrar and acceptance by such successor of such appointment, the Issuing and Paying Agent or Registrar hereunder so superseded shall cease to be such Issuing and Paying Agent or Registrar hereunder.

          (c)  Successor of Agent.  Any successor Issuing and Paying Agent or
               ------------------
     Registrar appointed hereunder shall execute, acknowledge, and deliver to its predecessor and to the Issuer an instrument accepting such appointment hereunder, and thereupon such successor Issuing and Paying Agent or Registrar without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties, and obligations of such predecessor, with like effect as if originally named as such Issuing and Paying Agent or Registrar hereunder. Such predecessor, upon payment of any amount then payable to it pursuant to Section 24, shall thereupon become obligated to transfer, deliver and pay over, and such successor Issuing and Paying Agent or Registrar shall be entitled to receive, all money, securities and other property on deposit with or held by such predecessor as such Issuing and Paying Agent or Registrar hereunder.

          (d)  Merger, Etc. of Agent.  Any corporation into which any Agent
               ---------------------
     hereunder may be merged, or converted, or any corporation with which any Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Agent shall be a party, or a corporation to which any Agent shall sell or otherwise transfer all or substantially all of the assets and business of such Agent shall be the successor to such Agent under this Agreement (provided that it shall be qualified as aforesaid) without the execution or filing of any paper or any further act on the part of any of the parties hereto. Each Agent will advise the Issuer promptly after any public announcement of a proposal by such Agent to enter into any such transaction.

          (e)  Change in Duties of an Agent.  The Issuer may vary the
               ----------------------------
     appointment of any Agent other than the Issuing and Paying Agent.

          (f)  Additional Agents.  The Issuer may from time to time appoint a
               -----------------
     paying agent for one or more Notes. In the event that (i) the Issuing and Paying Agent shall be removed or resign and any successor thereto shall not be located in The City of New York or (ii) the Issuing and Paying Agent shall cease to maintain an office in The City of

     New York at which amounts due on the Notes are payable, then in either such case the Issuer, with respect to Notes issued by it, shall appoint a paying agent with an office in The City of New York at which such Notes may be paid.

     SECTION 21. Reliance on Instructions.  The Issuing and Paying Agent shall
                 ------------------------
incur no liability to the Issuer in acting hereunder upon instructions contemplated hereby which the Issuing and Paying Agent believed in good faith to have been properly given. In the event a discrepancy exists between the instructions as originally received by the Issuing and Paying Agent and any subsequent written confirmation thereof, such original instructions will be deemed controlling provided the Issuing and Paying Agent gives notice to the Issuer of such discrepancy promptly upon receipt of such written confirmation.

     SECTION 22. Cancellation of Unissued Notes. Promptly upon the written
                 ------------------------------
request of the Issuer, the Issuing and Paying Agent shall cancel and return to the Issuer all unissued Notes of the Issuer in its possession.

     SECTION 23. Representation and Warranties of the Issuer; Instructions by
                 ------------------------------------------------------------
Certificate.
-----------

          (a) Each instruction given to the Issuing and Paying Agent in accordance with Section 5 hereof shall constitute a representation and warranty to the Issuing and Paying Agent by the Issuer that the issuance and delivery of the Notes is in accordance with the terms and conditions described in the Offering Circular and the applicable Pricing Supplement, have been duly and validly authorized by the Issuer and, when completed, authenticated and delivered pursuant hereto, the Notes will constitute the valid and legally binding obligations of the Issuer enforceable against the Issuer in accordance with its terms.

          (b) Any instruction given by the Issuer to the Issuing and Paying Agent under this Agreement shall be in the form of an Officer's Certificate. For the purposes of this Agreement, "Officer's Certificate" means a certificate signed by an Authorized Representative and delivered to the Issuing and Paying Agent.

     SECTION 24. Fees.  For their services under this Agreement, the Agents,
                 ----
including the Issuing and Paying Agent, shall be entitled to compensation, as shall be mutually agreed upon in writing between each such Agent and the Issuer from time to time and the Issuer agrees to reimburse the Issuing and Paying Agent for all reasonable out of pocket disbursements and advances made or incurred by the Issuing and Paying Agent incurred without negligence or willful misconduct.

     SECTION 25. Notices.
                 -------

          (a) All communications by or on behalf of the Issuer relating to the completion, delivery or payment of the Notes are to be directed to the Corporate Trust Agency Group of the Issuing and Paying Agent, Four Albany Street, 4th floor, New York, New York 10006, Attention: Corporate Trust and Agency Group (or such other department or division as the Issuing and Paying Agent shall specify in writing to the Issuer). The Issuer will send all Notes to be completed and delivered by the Issuing and Paying Agent to such Corporate Trust and Agency Group (or such other department or division as the Issuing and Paying Agent shall specify in writing to the Issuer). The Issuing and Paying Agent will, upon written request, advise the Issuer from time to time of the individuals generally responsible for the administration of this Agreement.

          (b) Notices and other communications hereunder shall (except to the extent otherwise expressly provided) be in writing and shall be addressed as follows, or to such other address as the party receiving such notice shall have previously specified:

                 If to the Issuer:

                    Bank of America, N.A.
                    Bank of America Corporate Center
                    100 North Tryon Street
                    6th Floor, NC1-007-06-07
                    Charlotte, North Carolina 28255
                    Telephone:  (704) 388-2375
                    Telecopier: (704) 386-9946
                    Attention:  James T. Houghton

                 With copies to:

                    Bank of America Corporation
                    Bank of America Corporate Center
                    Legal Department, 20th Floor, NC1-007-20-01
                    Charlotte, North Carolina 28255
                    Telephone:  (704) 386-9036
                    Telecopier: (704) 386-6453
                    Attention:  Jacqueline Jarvis Jones


                         and

                    Smith Helms Mulliss & Moore, L.L.P.
                    201 North Tryon Street
                    Charlotte, North Carolina 28202
                    Telephone:  (704) 343-2229
                    Telecopier: (704) 334-8467
                    Attention:  Robert M. Donlon

          If to the Issuing and Paying Agent:

                    Bankers Trust Company
                    Four Albany Street,
                    4th floor,
                    New York, New York 10006
                    Telephone:  (212) 250-6519
                    Telecopier: (212) 250-6961/6392
                    Attention:  Corporate Trust and Agency Group

          with a copy to:

                    Shaw Pittman
                    1675 Broadway
                    New York, New York 10019-5820
                    Telephone:  (212) 603-6893
                    Telecopies: (212) 603-6801
                    Attention: Michele D. Ross, Esq.

     SECTION 26. Information Furnished by the Issuing and Paying Agent.  Upon
                 -----------------------------------------------------
the reasonable request of the Issuer and from time to time, the Issuing and Paying Agent shall promptly provide the Issuer with information with respect to Notes issued by it hereunder to the extent such information is reasonably available.

     SECTION 27. Liability.  Neither the Issuing and Paying Agent nor its
                 ---------
officers or employees shall be liable to the Issuer for any act or omission hereunder except in the case of negligence or willful misconduct. The duties and obligations of the Issuing and Paying Agent, its officers and employees shall be determined by the express provisions of this Agreement and they shall not be liable except for the negligent performance of such duties and obligations as are specifically set forth herein and no implied covenants shall be read into this Agreement against them. Neither the Issuing and Paying Agent nor its officers shall be required to ascertain whether any issuance or sale of Notes (or any amendment or termination of this Agreement) is in compliance with any other agreement to which the Issuer is a party (whether or not any of the Agents is also a party to such other agreement).


     SECTION 28. Additional Responsibilities; Attorneys Fees.
                 -------------------------------------------

          (a) If the Issuer shall ask the Issuing and Paying Agent to perform any duties not specifically set forth in the Agreement as duties of the Issuing and Paying Agent (the "Additional Responsibilities") and the Issuing and Paying Agent chooses to perform such Additional Responsibilities, the Issuing and Paying Agent shall be held to the same standard of care and shall be entitled to all the protective provisions (including, but not limited to, indemnification) set forth herein.

          (b) In the event the Issuer shall default under any of the provisions or obligations of this Agreement, the Notes or any amendment, supplement or modification related hereto, affecting the rights or duties of the Issuing and Paying Agent, and the Issuing and Paying Agent shall employ attorneys or incur other expenses for the enforcement of performance or observance of any such obligation or agreement, the Issuer agrees that, in the absence of negligence or willful misconduct on the part of the Issuing and Paying Agent, it will on demand therefore pay to the Issuing and Paying Agent the reasonable fees of such attorneys and such other expenses incurred by the Issuing and Paying Agent.

     SECTION 29. Transfer of Notes and Moneys.
                 ----------------------------

          (a) The Issuing and Paying Agent shall hold all Certificated Notes delivered to it for payment solely for the benefit of the respective Holders of the Notes which shall have so delivered such Notes until moneys representing the payment for such Notes shall have been delivered to or for the account of or to the order of such Holders.

          (b) The Issuing and Paying Agent shall hold all moneys delivered to it pursuant to this Agreement for the payment of Certificated Notes in trust solely for the benefit of the person or entity which shall have so delivered such moneys until such Notes shall have been delivered to or for the account of such person or entity, but such moneys need not be segregated from other funds except to the extent required by law.

          (c) The Issuing and Paying Agent shall only make such payments called for under this Agreement from funds transferred to it for payment pursuant to this Agreement which funds are immediately available and on deposit in an appropriate account maintained by the Issuing and Paying Agent in The City of New York.

          (d) Under no circumstances shall the Issuing and Paying Agent be obligated to expend any of its own funds in connection with the performance of its duties hereunder.

          (e) The Issuing and Paying Agent may become a purchaser, holder, transferor or otherwise own, hold or transfer any Notes and may commence or join in any action which a Holder is entitled to take without any conflict with its responsibilities pursuant to this Agreement.

          (f) The Issuing and Paying Agent shall not be required to invest any moneys delivered to it.

          (g) The Issuing and Paying Agent shall have no liability for interest on any moneys received from the Issuer hereunder.

          (h) The Issuing and Paying Agent shall not be responsible for the correctness of any recital in the Notes or in any offering materials and makes no representations as to the validity of the Notes and shall incur no responsibility in respect thereto.

          (i) The Issuing and Paying Agent shall be protected in acting upon any notice, order, requisition, request, consent, certificate, order, opinion (including an opinion of counsel), affidavit, letter, telegram or other paper or document in good faith deemed by it to be genuine and correct and to have been signed or sent by the proper person or persons.

          (j) Any action taken by the Issuing and Paying Agent pursuant to this Agreement upon the request or authority or consent of any person who at the time of making such request or giving such authority or consent is the Holder of any Note shall be conclusive and binding upon all future holders of the same Note and Notes issued in exchange therefor or in place thereof.

          (k) In paying Notes hereunder, the Issuing and Paying Agent shall be acting as a conduit and shall not be paying Notes for its own account, and in the absence of written notice from the Issuer to the contrary and in the absence of gross negligence or wilful misconduct of the Issuing and Paying Agent, the Issuing and Paying Agent shall be entitled to assume that any Global Note presented to it, or deemed presented to it, for payment, is entitled to be so paid.

     SECTION 30. Indemnity.  The Issuer covenants and agrees to indemnify the
                 ---------
Issuing and Paying Agent (including its directors, officers, attorneys, employees and agents) for, and to hold it harmless against, any loss, liability or expense (including reasonable attorneys fees and disbursements) incurred without negligence or willful misconduct on its part, arising out of or in connection with this Agreement or the Administrative Procedures and/or the performance of the Issuing and Paying Agent's duties hereunder and the Administrative Procedures, including the reasonable costs and expenses of defending it against any claim of liability in the premises. The Issuing and Paying Agent may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any related loss, liability or expense. These indemnification obligations shall survive the termination of this Agreement including any termination under state or federal banking law or other insolvency law, to the extent enforceable under applicable law, and shall survive the resignation or removal of the Issuing and Paying Agent while remaining applicable to any action taken or omitted by the Issuing and Paying Agent while acting pursuant to this Agreement.

     SECTION 31. Limitation of Liability; Reliance on Opinions and
                 -------------------------------------------------
Certificates.
------------

          (a) THE ISSUING AND PAYING AGENT'S DUTIES ARE MINISTERIAL IN NATURE AND IN NO EVENT SHALL THE ISSUING AND PAYING AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, TO ANY PERSON OR ENTITY FOR ANY (a) LOSS, LIABILITY, DAMAGES OR EXPENSES (OTHER THAN, IN THE CASE OF THE ISSUER ONLY, THOSE WHICH RESULT DIRECTLY FROM THE ISSUING AND PAYING AGENT'S NEGLIGENCE OR WILLFUL MISCONDUCT) OR (b) SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS) , EVEN IF THE ISSUING AND PAYING AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION OF LIABILITY WILL APPLY REGARDLESS OF THE FORM OF ACTION, INCLUDING WITHOUT LIMITATION FOR BREACH OF THIS CONTRACT OR TORT (INCLUDING NEGLIGENCE).

          (b) The Issuing and Paying Agent shall be entitled to consult with counsel of its choosing and shall have no liability to the Issuer in respect of an action taken or omitted by the Issuing and Paying Agent in good faith in reliance on an opinion of counsel or an Officer's Certificate, including in-house counsel.

          (c) Notwithstanding anything to the contrary herein, the Issuing and Paying Agent shall not be responsible for any misconduct or negligence on the part of any agent, correspondent, attorney or receiver appointed with due care by it hereunder.

     SECTION 32. Benefit of Agreement.  This Agreement is solely for the
                 --------------------
benefit of the parties hereto and the Holders and their successors and assigns and no other person shall acquire or have any rights under or by virtue hereof.


     SECTION 33. Governing Law.  This Agreement shall be governed by, and
                 -------------
construed in accordance with, the laws of the State of New York applicable to agreements to be entered into and to be performed in such State.


     SECTION 34. Headings and Table of Contents.  The table of contents and the
                 ------------------------------
section and subsection headings herein are for convenience only and shall not affect the construction hereof.

     SECTION 35. Counterparts.  This Agreement may be signed in separate
                 ------------
counterparts, each of which shall be deemed to be an original and all of which together shall constitute but one and the same instrument.

     SECTION 36. Termination of Prior Issuing and Paying Agent Agreements. The
                 --------------------------------------------------------
Issuer and Bankers Trust Company agree that on the day on which no notes issued by the Issuer and authenticated and delivered under the Issuing and Paying Agent Agreement with an April 30, 1993 Effective Date entered into between Bankers Trust Company and the Issuer remain outstanding, such agreement shall terminate (other than the provisions contained therein which by their terms survive termination).

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their officers duly authorized thereunto, as of the day and year first above written.


                              BANK OF AMERICA, N.A., as Issuer


                              By: /s/
                                 -------------------------------
                              Name:  James T. Houghton
                                   -----------------------------
                              Title: Senior Vice President
                                    ----------------------------


                              BANKERS TRUST COMPANY, as
                                Issuing and Paying Agent


                              By: /s/
                                 ------------------------------
                              Name:  Daniel M Chipko
                                   ----------------------------
                              Title: Associate
                                    ---------------------------